As filed with the Securities and Exchange Commission on January 22, 2019
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

 NATUS MEDICAL INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)(Zip Code)
(925) 223-6700
(Registrant’s telephone number, including area code)

2018 Equity Incentive Plan
(Full title of the plans)

Jonathan A. Kennedy
President and Chief Executive Officer
Natus Medical Incorporated
6701 Koll Center Parkway, Suite 120,
Pleasanton, CA 94566
(925) 223-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William B. Hill
Natus Medical Incorporated
1501 Industrial Road,
San Carlos, CA 94070
(925) 223-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.         ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value
-- To be issued under the 2018 Equity Incentive Plan	4,400,000 (2)	$33.29 (3)	$146,476,000.00	$17,752.90
Total	4,400,000		$146,476,000.00	$17,752.90

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2018 Equity Incentive Plan (the “EIP”), which amended and restated the Registrant's 2011 Stock Awards Plan (the “Prior Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)
Represents 1,400,000 shares of common stock that were previously reserved for issuance under the Prior Plan, and 3,000,000 additional shares of common reserved for issuance under the EIP, to be granted by the Registrant.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant's common stock as reported on the NASDAQ Global Market on January 18, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Natus Medical Incorporated (the “Registrant”) is filing this Registration Statement on Form S-8 to register 4,400,000 shares of the Registrant's common stock under the Registrant's 2018 Equity Incentive Plan.

The contents of the Registrant's registration statements on Form S-8 filed with the SEC on July 20, 2001 (File No. 333-65518), April 28, 2004 (File No. 333-133657) and June 13, 2011 (File No. 333-174702) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following document filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference:

(a)	The Registrant's Annual Report on Form 10-K, as amended, (File No. 000-33001) filed with the Commission on March 1, 2018, and amended on March 12, 2018, April 30, 2018 and July 20, 2018.

(b)	The Registrant's Quarterly Reports on Form 10-Q (File No. 000-33001) filed with the Commission on May 9, 2018, August 8, 2018 and November 8, 2018.

(c)
The Registrant's Periodic Reports on Form 8-K (File No. 001-33001) filed with the Commission on January 5, 2018, February 22, 2018, June 27, 2018, July 12, 2018, August 29, 2018, September 17, 2018, December 7, 2018, December 18, 2018 and January 15, 2019.

(d)
The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on July 17, 2001, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior to subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.     Exhibits

The following exhibits are filed herewith:

		Incorporated By Reference				Filed
Exhibit No.	Exhibit	Filing	Exhibit No.	File No.	File Date	Herewith
3.1.1	Restated Certificate of Incorporation of the Registrant	S-1	3.1.1	333-44138	8/18/2000
3.1	Restate Bylaws of the Registrant	8-K	3.1	000-33001	12/7/2018
5.1	Opinion of Fenwick & West, LLP					X
23.1	Consent of KPMG, LLP, independent registered public accounting firm					X
23.3	Consent of Fenwick & West, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2018 Equity Incentive Plan	8-K	10.1	000-33001	12/18/2018

Item 9.     Undertakings

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reported file with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

2.
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

b.
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on tis behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on January 22, 2019.

NATUS MEDICAL INCORPORATED

By	/s/ JONATHAN A. KENNEDY
Jonathan A. Kennedy President and Chief Executive Officer

By	/s/ B. DREW DAVIES
B. Drew Davies Executive Vice President and Chief Financial Officer
Dated: January 22, 2019
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan A. Kennedy and B. Drew Davies, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act ant thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ JONATHAN A. KENNEDY	President and Chief Executive Officer (Principal Executive Officer)	January 22, 2019
(Jonathan A. Kennedy)
/S/ BARBARA R. PAUL	Chairperson of the Board of Directors	January 22, 2019
(Barbara R. Paul)
/S/ ROBERT A. GUNST	Director	January 22, 2019
(Robert A. Gunst)
/S/ LISA W. HEINE	Director	January 22, 2019
(Lisa W. Heine)
/S/ JOSHUA H. LEVINE	Director	January 22, 2019
(Joshua H. Levine)
/S/ KENNETH E. LUDLUM	Director	January 22, 2019
(Kenneth E. Ludlum)

EXHIBIT INDEX

		Incorporated By Reference				Filed
Exhibit No.	Exhibit	Filing	Exhibit No.	File No.	File Date	Herewith
3.1.1	Restated Certificate of Incorporation of the Registrant	S-1	3.1.1	333-44138	8/18/2000
3.1	Restate Bylaws of the Registrant	8-K	3.1	000-33001	12/7/2018
5.1	Opinion of Fenwick & West, LLP					X
23.1	Consent of KPMG, LLP, independent registered public accounting firm					X
23.3	Consent of Fenwick & West, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2018 Equity Incentive Plan	8-K	10.1	000-33001	12/18/2018